UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2024
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Abacus Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Stock Market LLC
Abacus Life, Inc. 9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2024, Abacus Life, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and each of the underwriters named in Exhibit A thereto (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Company $25 million aggregate principal amount of the Company’s 9.875% Fixed Rate Senior Notes due 2028 (the "New Notes"). The New Notes will have the same terms (except with respect to issue date and the date from which interest will accrue) as, will be fully fungible with and will be treated as a single series of debt securities as, the 9.875% notes due 2028 the Company issued on November 10, 2023 in an aggregate principal amount of $35,650,000 (the “Existing Notes” and together with the New Notes, the “Notes”). When issued, the New Notes will bring the aggregate amount of Notes outstanding to $60,650,000. The Company expects to use the net proceeds from this offering to refinance other outstanding indebtedness and for general corporate purposes. The Company has granted the Underwriters an option to purchase up to an additional $3.75 million in aggregate principal amount of Notes. The issuance and sale of the Notes is expected to occur on February 15, 2024, subject to customary closing conditions. The Existing Notes are listed and trade on the Nasdaq Global Market® under the symbol “ABLLL” and the Company intends to apply to list the New Notes on the Nasdaq Global Market® under the same symbol.

The Notes were registered with the Securities and Exchange Commission (the "Commission") pursuant to the Company’s registration statement on Form S-1 (File No. 333-276795) (as the same may be amended or supplemented, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The material terms of the Notes are described in the Company’s final prospectus, as filed with the Commission on February 15, 2024, pursuant to Rule 424(b)(1) of the Securities Act, which relates to the offer and sale of the Notes.

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The representations, warranties and covenants set forth in the Underwriting Agreement were made only for purposes of the Underwriting Agreement, and only as of the specified dates provided therein. The representations, warranties and covenants in the Underwriting Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this "Report"), and the information in the Underwriting Agreement is incorporated by reference into this Item 1.01. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement.

This Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, including the Notes, nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statement and Exhibits.

(a) Exhibits.

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated February 9, 2024, by and between the Company and Piper Sandler & Co. and each of the other underwriters named in Exhibit A thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.

Date: February 15, 2024	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer